CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 16, 1999 in the Registration Statement on (Form SB-2) and related Prospectus of forestindustry.com, Inc. (formerly Autoeye Inc.) for the registration of up to 420,000 shares of its common stock issuable upon the conversion of Series A convertible preferred stock and 237,500 shares of its common stock to be offered for resale.



Vancouver, Canada                                 ERNST & YOUNG, LLP
May 18, 2000                                      Chartered Accountants